                                                               EXHIBIT (A)(1)(G)
                             SHAW INDUSTRIES, INC.

     OFFER TO PURCHASE FOR CASH UP TO 12,000,000 SHARES OF ITS COMMON STOCK (INCLUDING THE ASSOCIATED SERIES A PARTICIPATING PREFERRED STOCK PURCHASE
                                    RIGHTS)

                  AT A PURCHASE PRICE NOT IN EXCESS OF $13.50
                         NOR LESS THAN $11.50 PER SHARE

  THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, APRIL 7, 2000, UNLESS THE OFFER IS EXTENDED.

To the Participants in the Shaw Industries, Inc.
    Retirement Savings Plan (the "Retirement Savings Plan"):

     Enclosed for your consideration are the Offer to Purchase, dated March 13, 2000, and the related Letter of Transmittal in connection with the offer by Shaw Industries, Inc., a Georgia corporation, to purchase up to 12,000,000 shares of its common stock, including the associated rights to purchase preferred stock, at a price not in excess of $13.50 nor less than $11.50 per share, net to seller in cash, without interest, as specified by tendering shareholders, upon the terms and conditions set forth in the offer.

     Price Per Share. Shaw will determine a single per share price that it will pay for shares properly tendered taking into account the number of shares tendered and the prices specified by tendering shareholders. Shaw will select the lowest purchase price that will allow it to buy 12,000,000 shares or, if a lesser number of shares are properly tendered, all shares properly tendered. All shares properly tendered at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, subject to the conditions of the offer, including the proration, odd lot priority and conditional tender provisions. Shares tendered at prices greater than the purchase price and not properly withdrawn and shares not purchased because of proration or conditional tenders will be returned at Shaw's expense promptly after the expiration of the offer. All shares acquired in the offer will be acquired at the purchase price. See Section 1 and 15 of the Offer to Purchase.

     Priority of Purchase of Shares. As described in Section 1 of the Offer to Purchase, if more than 12,000,000 shares have been validly tendered at prices at or below the purchase price selected by Shaw and not withdrawn on or prior to the expiration of the offer, Shaw will purchase properly tendered shares in the following order of priority:

          (a) First, Shaw will purchase all shares properly tendered and not withdrawn prior to the expiration of the offer by any "odd lot holder" (as described in the Offer to Purchase) who:

             (1) tenders all shares beneficially owned by the odd lot holder at a price at or below the selected purchase price (tenders of less than all shares owned by such shareholder will not qualify for this preference); and

             (2) completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

          (b) Second, after the purchase of all of the shares properly tendered by odd lot holders, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, Shaw will purchase all other shares tendered properly at prices at or below the selected purchase price on a pro rata basis.

          Consequently, all of the shares that a shareholder tenders in the offer may not be purchased even if they are tendered at prices at or below the purchase price.

     Shares Held in the Retirement Savings Plan. The Trustee of the Retirement Savings Plan, State Street Bank and Trust Company, is the owner of record of the shares held for your account in the Retirement Savings Plan. As such, it is the only one who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information; however, you cannot use it to tender shares the Trustee holds in your account under the Retirement Savings Plan. As discussed below, the

Letter of Transmittal may be used for shares you hold separately from those shares in your account under the Retirement Savings Plan.

     WE CALL YOUR ATTENTION TO THE FOLLOWING:

          1. You may tender shares at prices not in excess of $13.50 nor less than $11.50 per share as indicated in the attached Instruction Form or you may agree to accept the purchase price as determined in the offer.

          2. You may tender your shares conditioned upon Shaw's purchasing all or a minimum number of your shares.

          3. The offer is not conditioned on any minimum number of shares being tendered pursuant to the offer. The offer is, however, subject to other conditions described in the Offer to Purchase. See Section 5 of the Offer to Purchase.

          4. The offer, proration period and withdrawal rights will expire at midnight, New York City time, on Friday, April 7, 2000, unless Shaw extends the offer. Participants in the Retirement Savings Plan must forward the attached Instruction Form to the independent fiduciary appointed by Shaw. This Instruction Form must be forwarded to the independent fiduciary at the address listed on the Instruction Form by Tuesday, April 4, 2000 in order to provide ample time to permit the independent fiduciary to instruct the Trustee to submit a tender on your behalf.

          5. The offer is for up to 12,000,000 shares, constituting approximately 9.0% of the shares outstanding as of February 29, 2000.

          6. Tendering shareholders will not be obligated to pay any brokerage fees or commissions, solicitation fees or, subject to Instruction 9 of the Letter of Transmittal, stock transfer taxes on Shaw's purchase of shares pursuant to the offer.

          7. If you beneficially held, on the date of tender, an aggregate of fewer than 100 shares and you instruct the independent fiduciary to instruct the Trustee to tender on your behalf all such shares at or below the purchase price before the expiration of the offer and complete the box captioned "Odd Lots" in the attached Instruction Form, Shaw will accept all such shares for purchase before proration, if any, of the purchase of other shares validly tendered at or below the purchase price.

          8. If you are the beneficial owner of shares that you do not want to be subject to proration, if any, if purchased pursuant to the offer, you may direct the independent fiduciary to instruct the Trustee to tender such shares on your behalf subject to the condition that at least a designated minimum or none of the shares be purchased, by completing the box captioned "Conditional Tenders." It is the beneficial owner's responsibility to determine the minimum number of shares to be tendered.

          9. If you wish to tender portions of your shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your shares.

     Tendering Your Shares in the Retirement Savings Plan. If you wish to have the Trustee tender any or all of your shares in the Retirement Savings Plan, please so instruct the independent fiduciary accordingly by completing, executing and returning to the independent fiduciary the attached Instruction Form. The independent fiduciary will then instruct the Trustee to tender your shares in accordance with your instructions. An envelope addressed to the independent fiduciary to return your Instruction Form is enclosed. Do not return the Instruction Form to Shaw. The Instruction Form must be returned to the independent fiduciary who has been appointed as an independent fiduciary to keep your instructions confidential. If you authorize the independent fiduciary to instruct the Trustee to tender your shares in the Retirement Savings Plan, the Trustee will tender all such shares unless you specify otherwise on the attached Instruction Form. The independent fiduciary will aggregate all such tenders and accordingly instruct the Trustee to execute the Letters of Transmittal on behalf of all participants. If you tender any or all of your shares in the Retirement Savings Plan, you will not receive cash in exchange for the shares. The proceeds from your tendered shares will be reinvested in the Retirement Savings Plan according to your election. You will be required to make a separate election regarding the proceeds of your tendered shares.

     Delivery of a Letter of Transmittal by a Retirement Savings Plan participant of Retirement Savings Plan shares does not constitute proper tender of Retirement Savings Plan shares. Proper tender of Retirement Savings Plan shares can only be made by the Trustee, who is the record owner of such shares.

     Your Instruction Form should be forwarded to the independent fiduciary by Tuesday, April 4, 2000, in order to provide ample time to permit the independent fiduciary to instruct the Trustee to submit a tender on your behalf on or before the expiration date of the offer. The offer, proration period and withdrawal rights expire at 12:00 midnight, New York City time, on Friday, April 7, 2000, unless the offer is extended.

     Keeping Your Shares in the Retirement Savings Plan. If you do not wish to tender your shares held in the Retirement Savings Plan, you do not need to take any action.

     Tendering Shares NOT Held in the Retirement Savings Plan. If you desire to tender shares, other than Retirement Savings Plan shares, you must properly complete and duly execute a Letter of Transmittal for such shares and deliver such Letter of Transmittal to the Depositary. THE TRUSTEE CANNOT INCLUDE NON-RETIREMENT SAVINGS PLAN SHARES IN ITS LETTERS OF TRANSMITTAL.

     The offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of common stock of Shaw. Shaw is not aware of any state where the making to the offer is prohibited by administrative or judicial action pursuant to a valid state statute. If Shaw becomes aware of any valid state statute prohibiting the making of the offer, Shaw will make a good faith effort to comply with such statute. If, after such good faith effort, Shaw cannot comply with such statute, the offer will not be made to, nor will tenders be accepted from or on behalf of, holders of shares in such state. In those jurisdictions whose securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of Shaw by the Dealer Manager for the offer or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

               SHAW INDUSTRIES, INC.

               Plan Administrator, Shaw Industries, Inc. Retirement Savings Plan

                                INSTRUCTION FORM

                             SHAW INDUSTRIES, INC.
                            RETIREMENT SAVINGS PLAN

                     WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH UP TO 12,000,000 SHARES OF COMMON STOCK
                (INCLUDING THE ASSOCIATED SERIES A PARTICIPATING
                        PREFERRED STOCK PURCHASE RIGHTS)

              OF SHAW INDUSTRIES, INC. AT A PURCHASE PRICE NOT IN
                EXCESS OF $13.50 NOR LESS THAN $11.50 PER SHARE

     BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL AND ALL OTHER ENCLOSED MATERIALS.

To:              INDEPENDENT FIDUCIARY
                 RETIREMENT SAVINGS PLAN

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From:            -------------------------------------,   Social Security
                        Retirement Savings Plan           Number:
                              Participant                        ------------
Participant's
Address:
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     The undersigned acknowledges receipt of your letter, and the enclosed Offer to Purchase, dated March 13, 2000, and the related Letter of Transmittal, in connection with the offer by Shaw Industries, Inc., a Georgia corporation, to purchase 12,000,000 shares of its common stock, including the associated rights to purchase preferred stock, at a price not in excess of $13.50 nor less than $11.50 per share, net to seller in cash without interest, on terms and subject to conditions of the offer.

     Shaw will determine a single per share price (not in excess of $13.50 nor less than $11.50 per share) that it will pay for the shares properly tendered pursuant to the offer, taking into account the number of shares tendered and the prices specified by tendering shareholders. Shaw will purchase up to 12,000,000 shares or, if a lesser number of shares are properly tendered, all shares properly tendered.

     I hereby instruct the independent fiduciary appointed by Shaw to instruct State Street Bank and Trust Company, as Trustee (the "Trustee") of the Shaw Industries, Inc. Retirement Savings Plan, to tender to Shaw, in accordance with the terms and subject to the conditions set forth in the Offer to Purchase, dated March 13, 2000, and the related Letter of Transmittal, a copy of which I have received and read, the indicated number of shares or, if no number is indicated, all shares for the account of the undersigned, of Shaw's common stock allocated to my Retirement Savings Plan account at a price per share indicated below, and subject to the condition, if any, indicated in the box marked "Conditional Tender," below upon the terms of the offer. I understand that my instructions will be kept confidential from Shaw. Shaw will return shares tendered at prices greater than the purchase price, any shares not purchased because of proration and any shares not purchased because they were conditionally tendered.

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                  SIGNATURE BOX

     Signature:
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     Dated:
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     Name and Address
     (Please Print):
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     ---------------------------------------
     Area Code and
     Telephone Number:
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     Social Security Number:
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                           AGGREGATE NUMBER OF SHARES
   TO BE TENDERED:(*)---------------------------------

                        PRICE (IN DOLLARS) PER SHARE AT
                        WHICH SHARES ARE BEING TENDERED

              CHECK ONLY ONE BOX

        [ ]  $11.50        [ ]  $12.75

        [ ]  $11.75        [ ]  $13.00

        [ ]  $12.00        [ ]  $13.25

        [ ]  $12.25        [ ]  $13.50

        [ ]  $12.50


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     [ ]  CONDITIONAL TENDER
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     UNLESS THIS BOX HAS BEEN COMPLETED AND
     A MINIMUM SPECIFIED, THE TENDER WILL BE
     DEEMED UNCONDITIONAL (SEE SECTIONS 1
     AND 2 OF THE OFFER TO PURCHASE)
     Minimum number of shares that must be
     purchased if any are purchased:
     ________________________ shares

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            SHARES TENDERED AT PRICE
              DETERMINED UNDER THE
                  TENDER OFFER.
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     [ ]  The undersigned wants to maximize
     the chance of having Shaw purchase all
     of the shares the undersigned is
     tendering (subject to the possibility
     of proration). Accordingly, by checking
     THIS BOX INSTEAD OF ONE OF THE PRICE
     BOXES ABOVE, the undersigned hereby
     tenders shares and is willing to accept
     the purchase price determined by Shaw
     in accordance with the terms of the
     tender offer. This action could result
     in receiving a price per share as low
     as $11.50.

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     [ ]  ODD LOTS

     By checking this box, the undersigned
     represents that the undersigned, on the
     date of tender, beneficially owns an
     aggregate of fewer than 100 shares and
     is instructing the holder to tender all
     such shares.

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(*) Unless otherwise indicated, it will be assumed that all of the shares held for the account of the undersigned are to be tendered.